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                                                                      Exhibit 11

                                ALTRIS SOFTWARE, INC.
                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                                             For the year ended December 31,
                                                             ------------------------------
                                                          1996           1995           1994
                                                           ----           ----           ----
Net income (loss) per consolidated
  financial statements                               $ 2,350,000   $(11,830,000)   $   275,000
                                                      -----------   ------------    -----------
                                                      -----------   ------------    -----------

Primary net income (loss) per share:
Weighted average common shares                         9,250,000      7,026,000      6,857,000
Common stock equivalents:
  Common stock options                                   257,000              -        135,000
                                                      -----------   ------------    -----------
Weighted average shares outstanding                    9,507,000      7,026,000      6,992,000
                                                      -----------   ------------    -----------
                                                      -----------   ------------    -----------

Fully diluted net income (loss) per share:
Weighted average common shares                         9,250,000      7,026,000      6,857,000
Common stock equivalents:
Common stock options                                     257,000              -        135,000
Non-common stock equivalents                             223,000              -             -
                                                      -----------   ------------    -----------
Weighted average shares outstanding                    9,730,000      7,026,000      6,992,000
                                                      -----------   ------------    -----------
                                                      -----------   ------------    -----------

Net income (loss) per share:
  Primary                                            $      .247   $      (1.68)   $       .04
  Fully diluted                                      $      .242   $      (1.68)   $       .04

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